CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FTI Consulting, Inc.
Eric Boyriven, Matt Steinberg
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

ATLANTA, Georgia, February 22, 2012 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the fourth quarter and full fiscal year ended January 1, 2012.

Sales for the fourth quarter of 2011 were $270.9 million, compared with sales of $265.3 million in the fourth quarter of 2010, an increase of 2.1%.  As previously announced, during the 2011 fourth quarter, the Company incurred a restructuring charge of $6.2 million, or $0.06 per diluted share after-tax, related to initiatives to drive manufacturing efficiencies and better align the Company’s expenses with the current market environment.  Interface expects these actions to result in annual pre-tax cost savings of approximately $11.0 million beginning in 2012.  Excluding this charge, operating income for the 2011 fourth quarter was $20.4 million, or 7.5% of sales.  Including the restructuring charge, operating income in the fourth quarter of 2011 was $14.3 million, or 5.3% of sales, compared with last year’s fourth quarter operating income of $29.5 million, or 11.1% of sales.

Excluding the aforementioned restructuring charge, adjusted income from continuing operations in the 2011 fourth quarter was $8.8 million, or $0.13 per diluted share. This compares with adjusted income from continuing operations in the 2010 fourth quarter of $14.3 million, or $0.22 per diluted share, which excludes pre-tax bond retirement expenses of $43.3 million in the prior year period.  Including all items, income from continuing operations in the 2011 fourth quarter was $4.6 million, or $0.07 per diluted share, compared with a loss from continuing operations in the 2010 fourth quarter of $12.4 million, or $0.20 per share.  Net income attributable to Interface, Inc. was $3.9 million, or $0.06 per share, in the fourth quarter of 2011, compared with a net loss attributable to Interface, Inc. of $13.3 million, or $0.21 per share, in the fourth quarter of 2010.

“We are pleased to report increased sales for the year, though sales growth moderated in the fourth quarter, reflecting the continuation of challenging market conditions and a pause in demand as customers digested uncertain macroeconomic trends at the end of the year,” said Daniel T. Hendrix, Chairman and Chief Executive Officer.  “In the face of difficult market conditions, we reduced SG&A expenses during the quarter, cutting $3.6 million sequentially from the third quarter level.  We also progressed with our strategic investment initiatives and continued to see success from our FLOR consumer offerings, as demonstrated by its 34% increase in fourth quarter sales and the successful openings of stores in Houston and Brooklyn during the quarter.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “The impact of lower production volumes, combined with raw material pricing that remained higher throughout the quarter, resulted in gross margin pressure during the period.  While we raised our sales prices in response to increased costs, these price increases only gained traction later in the period and did not fully offset the increased costs we faced.  We took further restructuring actions to reduce our cost structure, and we expect to see the full benefits in 2012.  We are evaluating other potential actions, including significant restructuring in our Europe modular business, to expand gross margin and enhance profitability.  While market conditions remained difficult, we exited the year well-positioned financially with a solid platform from which to invest in our future.”

For the full year 2011, sales were $1.1 billion, compared with $961.8 million in 2010, an increase of 9.9%.  Excluding the restructuring charge in the fourth quarter, full year 2011 operating income was $93.4 million, or 8.8% of sales.  This compares with full year 2010 operating income of $95.9 million, or 10.0% of sales, excluding pre-tax restructuring charges of $3.1 million incurred in the 2010 first quarter.  Including the respective restructuring charges, operating income for the full year 2011 was $87.3 million, compared with operating income of $92.7 million in 2010.

Excluding the restructuring charge in the fourth quarter, full year 2011 net income attributable to Interface, Inc. was $43.0 million, or $0.66 per diluted share.  This compares with full year 2010 net income attributable to Interface, Inc. of $37.9 million, or $0.59 per diluted share, excluding restructuring charges and bond retirement expenses.  Including all items, net income attributable to Interface, Inc. was $38.7 million, or $0.59 per diluted share, in 2011, compared with net income attributable to Interface, Inc. of $8.3 million, or $0.13 per diluted share, in 2010.

Mr. Hendrix concluded, “Looking ahead, 2012 represents a combination of opportunities and challenges.  We’ll face some tough comparisons in the first half of the year, and we anticipate mature corporate office markets to remain choppy as customers are cautious about investing in the current macroeconomic environment.  Helping to offset these challenges will be the benefits of our restructuring activities as well as our strategic investment efforts, as we continue to grow in emerging markets and gain traction in the hospitality market, and further expand our successful FLOR retail footprint.  We plan to continue opening new FLOR stores and focusing on other consumer direct sales channels such as catalogs and the internet.  Building on our actions in the fourth quarter, we will look for additional ways to raise our selling prices, reduce manufacturing costs and SG&A expenses, enhance the efficiency of our operations to protect margins, and ensure we are well-positioned both in the current environment and to take advantage of any sustained recovery in demand.”

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

The Company will host a conference call tomorrow morning, February 23, 2012, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and full year 2011 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://edge.media-server.com/m/p/nvb4t37v/lan/en or through the Company’s website at: http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2011, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “The estate of our former Chairman Ray Anderson, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	01/01/12	01/02/11	01/01/12	01/02/11

Net Sales	$270,903	$265,325	$1,057,051	$961,827
Cost of Sales	184,979	171,552	694,999	625,066
Gross Profit	85,924	93,773	362,052	336,761
Selling, General & Administrative Expenses	65,487	64,304	268,612	240,901
Restructuring and Asset Impairment Charges	6,177	--	6,177	3,131
Operating Income	14,260	29,469	87,263	92,729
Interest Expense	6,349	7,783	26,216	33,129
Bond Retirement Expenses	--	43,294	--	44,379
Other Expense (Income), Net	560	(351)	434	657
Income (Loss) Before Taxes	7,351	(21,257)	60,613	14,564
Income Tax Expense (Benefit)	2,781	(8,871)	21,237	4,494
Income (Loss) from Continuing Operations	4,570	(12,386)	39,376	10,070
Discontinued Operations, Net of Tax	(655)	(736)	(655)	(736)
Net Income (Loss)	$3,915	$(13,122)	$38,721	$9,334

Net Income Attributable to Non-Controlling Interest in Subsidiary	--	(175)	--	(1,051)
Net Income (Loss) Attributable to Interface, Inc.	$3,915	$(13,297)	$38,721	$8,283

Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$0.07	$(0.20)	$0.60	$0.14
Discontinued Operations	(0.01)	(0.01)	(0.01)	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic	$0.06	$(0.21)	$0.59	$0.13

Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$0.07	$(0.20)	$0.60	$0.14
Discontinued Operations	(0.01)	(0.01)	(0.01)	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted	$0.06	$(0.21)	$0.59	$0.13

Common Shares Outstanding – Basic	65,481	62,570	65,291	63,794
Common Shares Outstanding – Diluted	65,644	62,570	65,486	64,262

Orders from Continuing Operations	247,800	255,000	1,071,100	1,006,500
Backlog (as of 01/01/12 and 01/02/11, respectively)			128,900	124,200

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	01/01/12	01/02/11
Assets

Cash	$50,635	$69,236
Accounts Receivable	156,170	151,463
Inventory	166,073	136,766
Other Current Assets	33,106	34,424
Assets of Businesses Held for Sale	--	1,200
Total Current Assets	405,984	393,089
Property, Plant & Equipment	190,119	177,792
Other Assets	176,169	184,552
Total Assets	$772,272	$755,433

Liabilities
Accounts Payable	$55,289	$55,859
Accrued Liabilities	93,884	112,657
Total Current Liabilities	149,173	168,516
Senior and Senior Subordinated Notes	294,507	294,428
Other Long-Term Liabilities	47,553	43,617
Total Liabilities	491,233	506,561
Shareholders’ Equity	281,039	248,872
Total Liabilities and Shareholders’ Equity	$772,272	$755,433

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	01/01/12		01/02/11

Net Income		$38.7		$9.3
Adjustments for Discontinued Operations		0.7		0.7
Net Income from Continuing Operations		$39.4		$10.0
Depreciation and Amortization		35.3		27.9
Deferred Income Taxes and Other Items		5.0		29.8
Change in Working Capital
Accounts Receivable	(7.5)		(19.4)
Inventories	(31.6)		(23.1)
Prepaids	1.4		(6.0)
Accounts Payable and Accrued Expenses	(17.6)		28.2
Cash Provided from Operating Activities		24.4		47.4
Cash Used in Investing Activities		(39.6)		(37.1)
Cash Used in Financing Activities		(3.6)		(58.4)
Effect of Exchange Rate Changes on Cash		0.2		1.9
Net Decrease in Cash		$(18.6)		$(46.2)

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Twelve Months Ended
	01/01/12	01/02/11	% Change	01/01/12	01/02/11	% Change
Net Sales
Modular Carpet	$244.5	$239.1	2.3%	$953.1	$862.3	10.5%
Bentley Prince Street	26.4	26.2	0.8%	104.0	99.5	4.5%
Total	$270.9	$265.3	2.1%	$1,057.1	$961.8	9.9%

Operating Income (Loss)
Modular Carpet	$18.6	$30.2	(38.4%)	$97.2	$102.2	(4.9%)
Bentley Prince Street	(1.5)	(0.7)	(114.3%)	(1.6)	(3.2)	50.0%
Corporate Income, Expenses and Eliminations	(2.8)	(0.0)	*	(8.3)	(6.3)	(31.7%)
Total	$14.3	$29.5	(51.5%)	$87.3	$92.7	(5.8%)

* not meaningful

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)

	Twelve Months Ended	Twelve Months Ended
	01/01/12	01/02/11
Operating Income, Excluding Restructuring Charge	$93.4	$95.9
Restructuring Charges	(6.2)	(3.1)
Operating Income, As Reported	$87.3	$92.7

	Twelve Months Ended	Twelve Months Ended
	01/01/12	01/02/11
Net Income Attributable to Interface Inc., Excluding Restructuring Charges and Bond Retirement Expenses	$43.0	$37.9
Restructuring Charges (net of tax of $1.9 million in 2011 and $0.9 million in 2010)	(4.3)	(2.3)
Bond Retirement Expenses (net of tax of $17.0 million in 2010)	--	(27.4)
Net Income Attributable to Interface Inc., As Reported	$38.7	$8.3

	Twelve Months Ended	Twelve Months Ended
	01/01/12	01/02/11
Diluted Earnings Per Share Attributable to Interface, Inc., Excluding Restructuring Charges, and Bond Retirement Expenses	$0.66	$0.59
Restructuring Charges, After Tax	(0.07)	(0.04)
Bond Retirement Expenses, After Tax	--	(0.43)
Diluted Earnings Per Share Attributable to Interface, Inc., As Reported	$0.59	$0.13

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

	Three Months Ended	Three Months Ended
	01/01/12	01/02/11
Income from Continuing Operations, Excluding Restructuring Charge and Bond Retirement Expenses	$8.8	$14.3
Restructuring Charge (net of tax of $1.9 million)	(4.3)	--
Bond Retirement Expenses (net of tax of $16.6 million)	--	(26.7)
Income (Loss) from Continuing Operations, As Reported	$4.6	$(12.4)

	Three Months Ended	Three Months Ended
	01/01/12	01/02/11
Diluted Earnings Per Share from Continuing Operations, Excluding Restructuring Charge and Bond Retirement Expenses*	$0.13	$0.22
Restructuring Charge, After Tax	(0.06)	--
Bond Retirement Expenses, After Tax	--	(0.41)
Earnings (Loss) Per Share from Continuing Operations, As Reported	$0.07	$(0.20)

	Three Months Ended	Three Months Ended
	01/01/12	01/02/11
Operating Income, Excluding Restructuring Charge	$20.4	$29.5
Restructuring Charge	(6.2)	--
Operating Income, As Reported	$14.3	$29.5

*Adjusted Diluted Earnings Per Share for the fourth quarter of 2010 has been calculated using a share count of 64,831,000, which is the amount that would have been used had the Company been in an earnings from continuing operations position for the fourth quarter of 2010.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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